Exhibit 8.2

CLIFFORD CHANCE LLP AVENUE LOUISE 65 BOX 2 1050 BRUSSELS BELGIUM TEL +32 2 533 5911 FAX +32 2 533 5959 www.cliffordchance.com

Materialise NV Technologielaan 15 3001 Leuven (Heverlee) Belgium	Your reference: Our reference: 80-40624906 Direct Dial: +32 2 533 5073 alexandre.ooms@cliffordchance.com 26 July 2018

Dear Sirs,

Materialise NV – Offer and resale of up to 3,450,000 American Depositary Shares representing ordinary shares of Materialise NV

1.

We have acted as Belgian legal counsel to Materialise NV, a limited liability company (“naamloze vennootschap”) incorporated under Belgian law with registered office at Technologielaan 15, 3001 Leuven (Heverlee), Belgium, and enterprise number 0441.131.254 RPR/RPM Leuven (the “Company”), on certain legal matters of Belgian law in connection with its offering of up to 3,450,000 American Depositary Shares (the “ ADSs”) (which includes up to 450,000 ADSs that may be purchased pursuant to the underwriters’ option to purchase additional ADSs to cover over-allotments, if any), representing 3,450,000 ordinary shares, with no nominal value, of the Company.

2.	For the purpose of this opinion we have examined the following documents (the “Documents”):

(a)

conformed copies of the Company’s registration statement on Form F-3 (File No. 333-226006) filed with the Securities and Exchange Commission (the “Commission”) on 29 June 2018, under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”) (the registration statement at the time it became effective, including all information deemed to be a part thereof at the time such registration statement became effective pursuant to Rule 430B of the Securities Act, is herein referred to as the “Registration Statement”), the base prospectus, dated 6 July 2018,

CLIFFORD CHANCE LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES UNDER NUMBER OC323571. THE FIRM’S REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS IS AT 10 UPPER BANK STREET, LONDON, E14 5JJ. A LIST OF THE NAMES OF THE MEMBERS AND THEIR PROFESSIONAL QUALIFICATIONS IS OPEN TO INSPECTION AT THIS OFFICE. THE FIRM USES THE WORD “PARTNER” TO REFER TO A MEMBER OF CLIFFORD CHANCE LLP OR AN EMPLOYEE OR CONSULTANT WITH EQUIVALENT STANDING AND QUALIFICATIONS.

CLIFFORD CHANCE LLP

included as part of the Registration Statement (the “Base Prospectus”), the preliminary prospectus supplement, dated 18 July 2018 (the “Preliminary Prospectus Supplement”), and the prospectus supplement, dated 23 July 2018 (the “Prospectus Supplement”). The Base Prospectus and the Preliminary Prospectus Supplement, in the form in which they were filed together by the Company with the Commission pursuant to Rule 424(b) of the Securities Act, are referred to herein as the “Preliminary Prospectus”, the Base Prospectus and the Prospectus Supplement, in the form in which they were filed together by the Company with the Commission pursuant to Rule 424(b) of the Securities Act, are referred to herein as the “Prospectus”, and the documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus are referred to herein as the “Incorporated Documents”. References herein to the Registration Statement, the Preliminary Prospectus and the Prospectus exclude the Incorporated Documents;

together with such other publicly available documents as we have considered it necessary or desirable.

3.	Our opinion is based upon the following assumptions:

(a)	the statements of facts contained in the Documents are accurate and complete;

(b)	that documents examined by us in draft form have been and, for those that have not been executed yet, will be executed substantially in such form;

(c)	that the respective parties to all Documents and all persons having obligations thereunder will act in all respects at all relevant times in conformity with the requirements and provisions of the Documents; and

(d)	no person will conduct any activities on behalf of the Company other than as contemplated by the Documents.

4.	Based upon the foregoing, and subject to the qualifications, assumptions, and limitations stated herein and in the Prospectus Supplement, the legal statements set forth in the Prospectus Supplement under the heading “Taxation – Belgian Taxation”, insofar as such statements discuss the material Belgian tax consequences of the ownership of ADSs by a U.S. holder of ADSs, represent our opinion with respect to and limited to the matters referred to therein.

CLIFFORD CHANCE LLP

5.	This opinion speaks as of its date and is confined to and is given solely on the basis of Belgian tax law as presently in force, and as generally interpreted and applied by the Belgian courts and authorities on the same date. This opinion may be affected by amendments to the tax law or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof, which might be enacted or applied with retroactive effect for the current tax assessment period. We express no opinion herein other than as to the tax law of Belgium as in effect on the date hereof.

6.	We consent to the filing of this opinion as an exhibit to the Report on Form 6-K that will be incorporated by reference into the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

7.	This opinion is addressed to and solely for the benefit of the Company and is not intended to create third party rights pursuant to the Belgian Civil Code and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of U.S. federal securities law.

8.	This opinion is to be governed by and construed in accordance with Belgian law as of the date hereof and the competent courts of Brussels, Belgium shall have exclusive jurisdiction in connection with any disputes arising hereunder or in relation hereto.

Very truly yours,

/s/ Clifford Chance LLP

Clifford Chance LLP